Exhibit 10.22.5

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799 805.447.1000 www.Amgen.com
December 1, 2023

Via Overnight Courier Service

AstraZeneca Collaboration Ventures, LLC
One MedImmune Way
Gaithersburg, Maryland 20878
Facsimile: 301-398-9625
Attention: President
Re: AstraZeneca-Amgen Collaboration Agreement (Amgen Reference Number: 2012575259)
Dear President:
Reference is hereby made to the Collaboration Agreement, dated as of March 30, 2012, by and between AstraZeneca Collaboration Ventures, LLC (“Partner”) and Amgen Inc. (“Amgen”) (and such agreement, as amended and in effect on the date hereof, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
    As you are aware, Amgen intends to engage approximately [***] FTEs for call center activities (Tezspire Together) in the United States (such FTEs, the “US Hub FTEs”). The Tezspire Together services will be insourced and operated at the Amgen Capability Center in Tampa, FL, beginning October 30, 2023, and will involve services including, but not limited to, benefits verification, prior authorization education, free-drug prescreening, script triage and general assistance on affordability enrollment and program offerings.
Amgen and Partner hereby agree that in consideration of the mutual promises and covenants hereinafter set forth herein, from and after December 1, 2023 (the “Letter Agreement Effective Date”), the FTE Rate for purposes of solely the US Hub FTEs shall be equal to the US Hub FTE Rate, as hereinafter defined:
“US Hub FTE Rate” means, until such time as the Parties agree in writing otherwise, $[***] in 2023 and $[***] in 2024. The US Hub FTE

Rate will in years following 2024 be increased by a percentage equivalent to the change over the preceding twelve month period in the Consumer Price Index for Urban Wage Earners and Clerical Workers. The US Hub FTE Rate includes costs of salaries, benefits, supplies, other employee costs, facility costs, depreciation and supporting general and administration allocations.
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Upon execution and delivery of this letter agreement by the Parties, the amendments set forth above shall be effective as of the Letter Agreement Effective Date. Except as specifically provided above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Parties. This letter agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. Signature pages of this letter agreement may be exchanged by facsimile or other electronic means (including DocuSign) without affecting the validity thereof.

Sincerely,

Amgen Inc.

By:    /s/ Susan Logan

Name: Susan Logan

Title:     Vice President, General Manager

ACKNOWLEDGED AND AGREED TO:

AstraZeneca Collaboration Ventures, LLC

By:    /s/ Richard J. Kenny

Name:    Richard J. Kenny

Title:    Assistant Secretary

cc: AstraZeneca Collaboration Ventures, LLC
One Medlmmune Way
Gaithersburg, Maryland 20878
Attention: Mariam Koohdary